EXHIBIT 10.2


                                                                 EXECUTION DRAFT


                            INVESTOR RIGHTS AGREEMENT

         INVESTOR RIGHTS AGREEMENT, dated as of March 6, 2002, among SAVVIS COMMUNICATIONS CORPORATION, a Delaware corporation ("SAVVIS" or the "COMPANY"), WELSH, CARSON, ANDERSON & STOWE VIII, L.P., a Delaware limited partnership ("WCAS"), and the several other entities and persons affiliated with WCAS listed on the signature pages hereto (the "WCAS PERSONS" and collectively with WCAS, the "WCAS INVESTORS"), Reuters Holdings Switzerland SA, a societe anonyme organized under the laws of Switzerland ("REUTERS"), the other investor-parties that hold Preferred Stock (as defined below) or Warrants (as defined below) that are listed under "Other Investors" on the signature pages hereto or become a party to this Agreement in accordance with Section 10 (collectively, the "OTHER INVESTORS") and any Permitted Transferees (as defined below) that become a party to this Agreement in accordance with Section 12(d) (together with the Other Investors, the WCAS Investors and Reuters, the "INVESTORS").


                              W I T N E S S E T H:

         WHEREAS, the WCAS VIII is the record and beneficial holder of an aggregate of 6,250,000 shares (the "FEBRUARY 2000 COMMON SHARES") of Common Stock, par value $.01 per share ("COMMON STOCK"), of Savvis;

                  WHEREAS, Bridge Information Systems, Inc. and Savvis granted to WCAS certain registration rights pursuant to the Registration Rights Agreement, dated as of February 7, 2000 (the "FEBRUARY 2000 RIGHTS AGREEMENT") and Savvis granted to (i) the WCAS Investors certain registration rights pursuant to the Registration Rights Agreement, dated as of February 20, 2001 (the "FEBRUARY 2001 RIGHTS AGREEMENT") and (ii) Reuters certain registration rights pursuant to the Registration Rights Agreement, dated as of May 16, 2001 (together with the February 2000 Rights Agreement and the February 2001 Rights Agreement, the "EXISTING RIGHTS AGREEMENTS");

         WHEREAS, the WCAS Investors, certain Other Investors and Savvis are parties to a Securities Purchase Agreement, dated as of the date hereof (the "PURCHASE AGREEMENT"), pursuant to which Savvis desires to sell to the WCAS Investors and such Other Investors, their successors and permitted assigns shares of Series A Convertible Redeemable Preferred Stock, par value, $.01 per share (the "PREFERRED STOCK"), convertible into such number of shares of Common Stock determined according to Article 4 of the Certificate of Designations relating to the Preferred Stock (the "COVERED CONVERTED COMMON SHARES");

         WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Nortel Networks Inc. ("NORTEL NETWORKS") and General Electric Capital Corporation ("GECC") have entered into agreements relating to their respective financing arrangements with the Company and, in connection therewith, the Company has issued to each of GECC and Nortel Networks warrants to purchase Common Stock (the "WARRANTS");

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         WHEREAS, in order to induce the WCAS Investors and such Other Investors to enter into the Purchase Agreement, to induce GECC and Nortel Networks to enter into the amended financing arrangements, and to consummate the transactions contemplated by the foregoing, the WCAS Investors and Reuters have agreed to terminate the Existing Rights Agreements and Savvis has agreed to grant the Investors certain registration rights pursuant to this Agreement with respect to the Covered Common Shares and certain other shares of Common Stock from time to time held by the Investors; and

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

         "AFFILIATE" means WCAS, any other WCAS Investor or any investment limited partnership affiliated therewith, any general partner or principal of WCAS, any such other WCAS Investor or any such investment limited partnership.

         "COMMISSION" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "COVERED COMMON SHARES" means the Covered Converted Common Shares and the Covered Warrant Common Shares.

         "COVERED WARRANT COMMON SHARES" means the shares of Common Stock into which the Warrants are exercisable and any other shares of Common Stock distributable on, with respect to, or in substitution of such shares.

         "EFFECTIVE DATE" means the Closing Date (as defined in the Purchase Agreement).

         "ELIGIBLE INVESTOR" means at any time (a) WCAS or its Permitted Transferees, Reuters or any Other Investor (other than Nortel Networks or
     GECC), so long as such Person owns Preferred Stock representing at least ten percent (10%) of the then outstanding voting power of Savvis and (b) WCAS (together with its Affiliates), Reuters or any Other Investor (other than Nortel Networks or GECC), so long as each such Person owns Savvis Stock representing at least five percent (5%) of the outstanding Savvis voting power.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "NEW CAPITAL STOCK" shall mean any Savvis Stock or securities exchangeable, convertible or exercisable into shares of Savvis Stock whether or not authorized on the date hereof; provided, however, that "New Capital Stock" shall not include the following: (i) shares of Savvis Stock outstanding on the date hereof; (ii) shares of Preferred Stock (whether or not issued pursuant to the Purchase Agreement); (iii) Covered Common Shares; (iv) capital stock issued to officers, directors or employees of, or consultants to,

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     Savvis pursuant to a stock grant, option plan or purchase plan or other stock incentive program, including without limitation sales of shares to such Persons pursuant to restricted stock purchase agreements approved by the Board of Directors of the Savvis; (v) capital stock issued as a dividend or distribution on capital stock or in connection with any stock split, stock dividend or similar transaction; (vi) capital stock issued in a firm-commitment underwritten public offering pursuant to a registration statement filed under the Securities Act; and (vii) securities issued pursuant to business combination transactions or the acquisition of technology or other assets of other businesses approved by the Board of Directors.

         "PERMITTED TRANSFEREE" has the meaning ascribed to such term in Section 12(d).


         "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock issuer, interest, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

         "PRO RATA SHARE" shall, with respect to any Eligible Investor, mean the percentage obtained when (i) the sum of the number of Covered Converted Common Shares held by such Eligible Investor plus the number of shares of Common Stock issuable upon exercise of options or warrants to purchase Common Stock or other Savvis Stock convertible into Common Stock held by such Eligible Investor plus the number of shares of Common Stock then held by such Eligible Investor is divided by (ii) the sum of the total number of shares of Common Stock then outstanding plus the total number of Covered Converted Common Shares and other securities convertible into or exchangeable or exercisable for Common Stock then outstanding.

         "RESTRICTED STOCK" means, at any time, (i) the Covered Common Shares and any shares of Common Stock issuable upon or issuable with respect to the Covered Common Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, in each case only so long as such shares have not been sold to the public pursuant to an effective registration statement under, or pursuant to Rule 144 under, the Securities Act; and (ii) any other shares of Common Stock held by an Investor who is an affiliate (as such term if defined in Rule 12b-2 promulgated under the Exchange Act) of Savvis.

         "SAVVIS STOCK" means any shares of capital stock of Savvis.

         "SAVVIS VOTING STOCK" means shares of Savvis Stock having the power to vote generally for the election of directors of the Company.

         "SECURITIES ACT" means the Securities Act of 1933 (or any successor federal statute) and the rules and regulations of the Commission thereunder, as the same shall be in effect at the time.

         "TRANSFER" means, with respect to any Savvis Stock, the sale, transfer, assignment, pledge, encumbrance, distribution or other disposition of such securities.


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         SECTION 2. Shares; Restrictions on Transfer; Legends. (a) Each Investor
owns or will own as of the Effective Date, the respective number of shares of Common Stock and Preferred Stock and the Covered Warrant Common Shares set forth opposite such Investor's name in Annex I.


         (b) If any Investor shall Transfer any shares of Preferred Stock, then within three days following the consummation of such Transfer, such Investor shall deliver notice thereof to Savvis.

         (c) Each Investor agrees that it will not effect any Transfer of any shares of Restricted Stock unless such Transfer is (i) not prohibited pursuant to the Certificate of Designations relating to the Preferred Stock and (ii) made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (and, in either case, in compliance with all applicable state securities laws).

         (d) Savvis agrees, and each Investor understands and consents, that Savvis will not cause or permit the Transfer of any shares of Preferred Stock or Restricted Stock to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by, and has been made in accordance with, (x) the terms of this Agreement and (y) all applicable federal and state securities laws. Each Investor agrees that in connection with any Transfer of Preferred Stock or Restricted Stock that is not made pursuant to a registered public offering, Savvis may request an opinion of legal counsel reasonably acceptable to Savvis (it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory) for the transferring Investor stating that such transaction is exempt from registration under all applicable laws; provided, however, that no such opinion shall be required in the case of a Transfer by any Investor to its affiliates or, if any such entity is a partnership or limited liability company, a transfer by any Investor or its affiliates to its partners or members. Any Transfer of Preferred Stock or Restricted Stock other than in accordance with this Section will be void.

         (e) From and after the date hereof (and until such time as such securities have been sold to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 or the holder of such securities shall have requested the issuance of new certificates in writing and delivered to Savvis an opinion of legal counsel reasonably acceptable to Savvis (it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory) to such effect) all certificates representing shares of Preferred Stock or Restricted Stock that are held by any Investor shall bear legends which shall state the following:

                  "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN MAY BE OFFERED, SOLD, ASSIGNED, DISTRIBUTED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER SAID ACT AND LAWS OR (B) SUCH TRANSACTION IS EXEMPT FROM SUCH REGISTRATION.

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         THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS
     AND CONDITIONS OF AN INVESTOR RIGHTS AGREEMENT AMONG THE ISSUER AND THE OTHER PARTIES THERETO. COPIES OF SUCH AGREEMENT MAY BE OBTAINTED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE ISSUER."

         SECTION 3. Registration Rights.
                    --------------------

         (a) Demand Registration Rights. If Savvis shall at any time after the Effective Date, be requested by WCAS, Reuters, any Other Investor constituting an Eligible Investor or the holders of at least 25% of the Covered Warrant Common Shares in a writing that states the number of shares of Restricted Stock to be sold and the intended method of disposition thereof (each such written request, a "DEMAND NOTICE"), to effect a registration under the Securities Act of all or any portion of the Restricted Stock then held by such person, Savvis shall immediately notify in writing (each such notice, a "DEMAND FURTHER NOTICE") each other Investor (other than the requesting Investor) of such proposed registration and shall use its reasonable best efforts to register under the Securities Act (each such registration, a "DEMAND REGISTRATION"), for public sale in accordance with the method of disposition specified in such Demand Notice, the number of shares of Restricted Stock specified in such Demand Notice (plus the number of shares of Restricted Stock specified in any written requests for registration of shares of Restricted Stock that are received from other Investors (other than the requesting Investors) within 30 days after receipt by such other Investors of a Demand Further Notice). Notwithstanding anything to the contrary contained herein, Savvis shall not be obligated pursuant to this paragraph (a) to file and cause to become effective (i) more than two Demand Registrations in the aggregate requested by WCAS or its Permitted Transferees, two Demand Registrations in the aggregate requested by Reuters or its Permitted Transferees, two Demand Registrations in aggregate requested by Other Investors constituting Eligible Investors, and one Demand Registration by holders of the Covered Warrant Common Shares or (ii) any Demand Registration with a proposed aggregate offering price of less than $25.0 million.

         (b) Additional Short-Form Registration Rights. If Savvis becomes eligible to use Form S-3 or a successor form, Savvis shall use its reasonable best efforts to continue to qualify at all times for registration on Form S-3 or such successor form. If (x) Savvis is eligible to register shares of Common Stock on Form S-3 or a successor form and (y) it is requested by WCAS or any Other Investor or Other Investors, in a writing that states the number of shares of Restricted Stock to be sold and the intended method of disposition thereof (each such written request, a "SHORT FORM REGISTRATION NOTICE"), to effect a registration on Form S-3 or such successor form (a "SHORT FORM REGISTRATION") of all or any portion of the Restricted Stock then held by such requesting Investor, Savvis shall immediately notify in writing (each such notice, a "SHORT FORM FURTHER NOTICE") each other Investor (other than the requesting Investor) of such proposed registration and shall use its reasonable best efforts to register on Form S-3 or such successor form, for public sale in accordance with the method of disposition specified in such Short Form Registration Notice, the number of shares of Restricted Stock specified in such Short Form Registration Notice (plus the number of shares of Restricted Stock specified in any written requests for registration of shares of Restricted Stock that are received from other Investors (other than the requesting Investors) within 30 days after receipt by such other Investors of a Short Form Further Notice); provided, no Investor or group of Investors shall have the right to request a Short Form Registration unless the proposed aggregate offering price (which shall be specified in the Short Form Registration Notice delivered in connection therewith) is at least $10.0 million.

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         (c) Certain Provisions Relating to Required Registrations.
Notwithstanding anything to the contrary contained in this Agreement, Savvis shall not be obligated to effect any registration under paragraph (a) or (b) above except in accordance with the following provisions:

         (i) the obligations of Savvis under paragraph (a) or (b) above, as the case may be, to effect a registration shall be deemed satisfied only when a registration statement covering all of the shares of Restricted Stock specified in the applicable Demand Notice or Short Form Registration Notice, as the case may be, for sale in accordance with the intended method of disposition specified by the requesting Investors, shall have become effective and, if such method of disposition is a firm commitment underwritten public offering, all such shares of Restricted Stock shall have been sold pursuant thereto;

         (ii) so long as Savvis has provided written notice of a prior registration statement to each Investor in compliance with paragraph (d) below, Savvis shall not be obligated under paragraph (a) or (b) above to file and cause to become effective any registration statement so long as such written notice was received by Investors prior to the delivery of the applicable Demand Notice or Short Form Registration Notice, as the case may be (and such prior registration statement has not been withdrawn); provided, Savvis shall not be permitted to delay a requested registration under paragraph (a) or (b) above in reliance on this paragraph (c)(ii) more than 180 days following the effective date of such prior registration statement;

         (iii) if the proposed method of disposition specified by the requesting Investors shall be an underwritten public offering, the number of shares of Restricted Stock to be included in such an offering may be reduced (pro rata among the Investors seeking to include Restricted Stock in such offering based on the number of shares of Restricted Stock so requested to be registered by such Investors, it being understood that there will be no such reduction of shares of Restricted Stock owned by Investors unless and until such reduction is first applied against shares of Common Stock held by stockholders of the Company who are not Investors and who, through other contractual rights with the Company, determine to participate in any such Demand Registration or Short Form Registration, and then applied to any shares of Common Stock to be sold by the Company for its own account) if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including, without limitation, the offering price) of the Restricted Stock to be sold;

         (iv) in the event that the proposed method of disposition specified by the requesting Investors shall be an underwritten public offering, the requesting Investors holding a majority of the Restricted Stock included in such offering shall choose the managing underwriter (which shall be a nationally recognized investment banking firm reasonably acceptable to the Company);

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         (v) Savvis shall be entitled to include in any registration referred to in paragraph (a) or (b) above, as the case may be, for sale in accordance with the method of disposition specified by the requesting Investors, shares of Common Stock to be sold by Savvis for its own account, except as and to the extent that, in the opinion of the managing underwriter of such offering (if such method of disposition shall be an underwritten public offering), such inclusion would adversely affect the marketing (including, without limitation, the offering price) of the Restricted Stock to be sold;

         (vi) except as provided in paragraph (c)(v) above, Savvis will not effect any other registration of Common Stock, whether for its own account or that of other holder(s) of Common Stock of Savvis, from the date of receipt of a Demand Notice or the date of receipt of a Short Form Registration Notice, as the case may be, for an underwritten public offering until the completion of the period of distribution of the registration contemplated thereby (determined as hereinafter provided);

         (vii) if any Investor (other than the requesting Investor) requests that some or all of such Investor's shares of Restricted Stock be included in an offering initiated pursuant to paragraph (a) or (b) above, and the registration is to be, in whole or in part, an underwritten public offering of Common Stock, such request by such Investor shall specify that such Investor's Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Restricted Stock otherwise being sold through the underwriter; and

         (viii) if, while a registration is pending, Savvis determines in good faith that the filing of a registration statement would require the disclosure of a material transaction or another set of material facts and such disclosure would either have a material adverse effect on such material transaction or Savvis and its subsidiaries (taken as a whole), then Savvis shall not be required to effect a registration pursuant to paragraph (a) or (b) above, as the case may be, until the earlier of (A) the date upon which such material information is otherwise disclosed to the public or ceases to be material and (B) 90 days after Savvis makes such good faith determination; provided, Savvis shall not be permitted to delay a requested registration under paragraph (a) or (b) above in reliance on this paragraph (c)(viii) more than twice or for more than an aggregate of 90 days in any consecutive twelve-month period.

         (d) Piggyback Registration Rights. If at any time Savvis proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (other than a registration on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto) or any other form not available for registering the Restricted Stock for sale to the public), it will give written notice (each such notice a "PIGGYBACK NOTICE") at such time to each Investor of its intention to do so. Upon the written request of any Investor, given within 30 days after receipt by such holder of the Piggyback Notice, to register any of its Restricted Stock (which request shall state the amount of Restricted Stock to be so registered and the intended method of disposition thereof), Savvis will use its reasonable best efforts to cause the Restricted Stock, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by Savvis, all to the extent requisite to permit the sale or other disposition by such Investor (in accordance with its written request) of such Restricted

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Stock so registered; provided, nothing herein shall prevent Savvis from abandoning or delaying such registration at any time. In the event that any registration referred to in this paragraph (d) shall be, in whole or in part, an underwritten public offering of Common Stock of Savvis, any request by an Investor pursuant to this paragraph (d) to register Restricted Stock shall specify either that (i) such Restricted Stock is to be included in the underwriting on the same terms and conditions as the shares of Savvis Common Stock otherwise being sold through underwriters under such registration or (ii) such Restricted Stock is to be sold in the open market without any underwriting, on terms and conditions comparable to those normally applicable to offerings of Common Stock in reasonably similar circumstances. The number of shares of Restricted Stock to be included in such an underwritten offering may be reduced
(x) if the stockholder or stockholders of Savvis requesting to have shares of Restricted Stock included in a registration contemplated by this Section 3(d) are Investors, pro rata among the requesting Investors based upon the number of shares of Restricted Stock so requested to be registered or (y) if stockholders of Savvis other than Investors also request to have their shares of Common Stock included in a registration contemplated by this Section 3(d), pro rata among all the requesting stockholders based upon the number of shares of Common Stock of Savvis so requested to be registered, if and to the extent that the managing underwriter of such offering shall be of the good faith opinion that such inclusion would adversely affect the marketing (including, without limitation, the offering price) of the securities to be sold by Savvis therein, or by the other security holders for whose benefit the registration statements has been filed.

         (e) Holdback Agreement. Notwithstanding anything to the contrary contained in this Agreement, (i) if there is a firm commitment underwritten public offering of securities of Savvis pursuant to a registration covering Restricted Stock and an Investor does not elect to sell his Restricted Stock to the underwriters of Savvis's securities in connection with such offering, such Investor shall refrain from selling such Restricted Stock during the period of distribution (determined as hereinafter provided) of Savvis's securities by such underwriters and the period in which the underwriting syndicate participates in the after market; provided, such Investor shall, in any event, be entitled to sell its Restricted Stock commencing on the 180th day after the effective date of such registration statement; and (ii) if there is a firm commitment underwritten public offering of securities of Savvis by Savvis, each Investor agrees that, except to the extent otherwise permitted to participate in such offering pursuant to paragraph (d) above, upon the request of the managing underwriter in such offering, such Investor shall not sell Savvis Common Stock held by such Investor for a period of 180 days from the effective date of the registration statement relating thereto and such Investor shall execute a lockup agreement in the form customarily used in such transactions.

         (f) Certain Registration Procedures. If and whenever Savvis is required by the provisions of this Section 3 to use its reasonable best efforts to effect the registration of Restricted Stock under the Securities Act, Savvis will, as expeditiously as possible:

         (i) prepare (and afford counsel for the selling Investors reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such securities and use its reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);


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         (ii) prepare (and afford counsel for the selling Investors reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of distribution contemplated thereby (determined as hereinafter provided) and to comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the selling Investors' intended method of disposition set forth in such registration statement for such period;

         (iii) furnish to each selling Investor and to each underwriter such number of copies of the registration statement and the prospectus included therein (including, without limitation, each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

         (iv) use its reasonable best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter, shall reasonably request; provided, Savvis will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph
     (iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any jurisdiction;

         (v) immediately notify each selling Investor under such registration statement and each underwriter, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and each Investor agrees to refrain from further using such prospectus upon receipt of such notice;

         (vi) use its reasonable best efforts (if the offering is underwritten) to furnish, at the request of any selling Investor, on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (A) an opinion dated such date of counsel representing Savvis for the purposes of such registration, addressed to the underwriters and to such selling Investor, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (3) to such other effects as may reasonably be requested by counsel for the underwriters, and (B) a letter dated such date from the

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     independent public accountants retained by Savvis, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Savvis included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including, without limitation, information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request; and

         (vii) make available for inspection by any selling Investor, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such selling Investor or its Permitted Transferee or underwriter, all financial and other records, pertinent corporate documents and properties of Savvis, and cause Savvis's officers, directors and employees to supply all information reasonably requested by any such selling Investor or its Permitted Transferee, underwriter, attorney, accountant or agent in connection with such registration statement and permit such selling Investor, attorney, accountant or agent to participate in the preparation of such registration statement.

For purposes of paragraphs (f)(i) and (f)(ii) above (as well as paragraphs
(c)(vi) and (e) above), the "PERIOD OF DISTRIBUTION" of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the sale of all Restricted Stock covered thereby, but in either case, such period shall not extend beyond the 180th day (or, in the case of paragraph (c)(vi) above, the 90th day) after the effective date of the registration statement filed in connection therewith.

         (g) Information From Selling Investors. In connection with each registration hereunder, Investors selling Restricted Stock will furnish to Savvis in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

         (h) Underwriting Agreement. In connection with any registration pursuant to this Section 3 that covers an underwritten public offering, Savvis and Investors selling Restricted Stock each agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between underwriters, selling stockholders and companies of Savvis' size and investment stature; provided, (i) such agreement shall not contain any such provision applicable to Savvis which is inconsistent with the provisions hereof and (ii) the time and place of the closing under said agreement shall be as mutually agreed upon among Savvis, such managing underwriter and, except in the case of a registration pursuant to paragraph (d) above, WCAS, if participating in such offering.

         (i) Expenses. Savvis will pay all Registration Expenses incurred by it in complying with Section 3 of this Agreement. All Selling Expenses incurred in connection with any registered offering of securities pursuant to this Section 3, including Restricted Stock, shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such persons other than Savvis (except to the extent Savvis shall be a seller) as they may agree. All expenses incident to performance of or compliance by Savvis with Section 3 hereof, including, without limitation, all Commission, stock exchange or National Association of Securities Dealers, Inc. ("NASD") registration and filing fees (including, without limitation, fees and expenses incurred in connection with the listing of the Common Stock of Savvis on any securities exchange or exchanges), printing, distribution and related expenses, fees and disbursements of counsel and independent public accountants for Savvis and the reasonable fees and expenses of one counsel for all selling securityholders, all fees and expenses incurred in connection with compliance with state securities or blue sky laws and the rules of the NASD or any securities exchange, transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses, are herein called "REGISTRATION EXPENSES". All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are herein called "SELLING EXPENSES".

SECTION 4. Indemnification Rights and Obligations In Respect of Registered
           ---------------------------------------------------------------
Offerings of Restricted Stock.
-----------------------------

         (a) Savvis Indemnification of Selling Investors. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to
Section 3 of this Agreement, Savvis will indemnify and hold harmless each seller of Restricted Stock thereunder and each other person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which such seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, Savvis will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller or such controlling person in writing specifically for use in such registration statement or prospectus.

         (b) Selling Investor Indemnification of Savvis and the Other Selling Stockholders. In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Section 3 of this Agreement, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless Savvis and each person, if any, who controls Savvis within the meaning of the Securities Act, each officer of Savvis who signs the registration statement, each director of Savvis, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, and each other seller of Restricted Stock and each person who controls any such other seller of Restricted Stock, against all losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which Savvis or such officer or director or underwriter or other seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Savvis and each such officer, director, underwriter, other seller of Restricted Stock and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to Savvis by such seller specifically for use in such registration statement or prospectus; provided, further, the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Restricted Stock covered by such registration statement.

         (c) Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this
Section 4. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 4 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnification of underwriters provided for in this Section 4 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Restricted Stock in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

         (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) of this Section 4 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of Savvis, on the one hand, and the underwriters and the sellers of such Restricted Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under paragraph (c) above. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by Savvis, on the one hand, or the underwriters and the sellers of such Restricted Stock, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Savvis and each of the Investors agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Restricted Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Restricted Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Restricted Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         SECTION 5. Rule 144. Savvis has filed and agrees with the Investors that from and after the date hereof it shall continue to file any and all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, or, if Savvis is not required to file any such reports, it shall, upon the written request of any Investor, make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act. Upon the written request of any Investor, Savvis shall promptly furnish to such Investor a written statement by Savvis as to its compliance with the reporting requirements set forth in this Section 5.

         SECTION 6. Nomination of Directors.
                    -----------------------

         (a) Each Eligible Investor (other than Reuters or its transferees) shall have the right to nominate for election to the Board of Directors that number of directors (each, a "DESIGNATED DIRECTOR") determined in accordance with the following formula: the total number of members of the Board of Directors (which, as of the date of this Agreement is eight (8)) multiplied by the percentage of the total voting power of all outstanding Savvis Voting Stock represented by the Savvis Voting Stock owned by such Eligible Investor, rounded down to the nearest whole number; provided that, in the event that WCAS and its Affiliates collectively own of record Savvis Voting Stock representing more than 50% of the voting power represented by the then validly issued and outstanding Savvis Voting Stock, the number of Designated Directors such Investors shall be able to appoint shall not be less than a number that is at least half of the members of the Board; and provided further that each such Eligible Investor will be entitled to nominate at least one director for election to the Board in accordance with this Section 6(a) so long as such Eligible Investor (and, solely in the case of WCAS, together with its Affiliates) owns of record Savvis Voting Stock representing at least five percent (5%) of the total voting power of all outstanding Savvis Voting Stock.

         (b) In the event that any Investor ceases to be such an Eligible Investor or otherwise ceases to own a sufficient number of shares of Savvis Voting Stock to entitle it to nominate the number of directors it then has on the Board of Directors, such Investor shall use its best efforts promptly to cause the resignation of one or more of its Designated Director(s) from the Board of Directors and, if such resignation is not obtained, to vote its shares of Savvis Voting Stock in favor of the removal of one or more of its Designated Director(s) from the Board of Directors, in each case so that the number of Designated Directors, if any, of such Investor shall be consistent with such Investor's rights under Section 6(a).

         (c) The Investors and Savvis hereby further agree that in the event a Designated Director shall cease to serve as a director of Savvis, the vacancy resulting therefrom (including a vacancy on any committee of the Board of Directors) will be filled promptly by the Board or the stockholders of Savvis, as the case may be, in each case as provided in the Bylaws of the Company, with a substitute Designated Director nominated pursuant to Section 6(d) below.

         (d) The selection of a substitute Designated Director to fill a vacancy on the Board of Directors shall be made as follows:

              (1) in the event the vacancy has been created by the resignation or removal of the Designated Director of an Eligible Investor pursuant to
     Section 6(b), the substitute Designated Director shall be selected by the remaining members of the Board of Directors, or, if another Eligible Investor has replaced the Eligible Investor whose Designated Director has resigned or been removed, then such other Eligible Investor shall select the substitute Designated Director.

              (2) in the event the vacancy has been created other than by reason of the resignation or removal of the Designated Director of an Eligible Investor pursuant to Section 6(b), the substitute Designated Director shall be selected by the Eligible Investor who nominated the director whose position is to be filled.

         (e) Savvis agrees subject to fiduciary obligations to take all actions necessary to cause the terms of Section 6(a) to be affected in accordance with their terms.

         (f) The provisions of this Section 6 shall continue in force and effect until the earlier to occur of (i) the date on which no shares of Preferred Stock are outstanding and (ii) the date on which there are no Eligible Investors.

         SECTION 7. Preemptive Rights.
                    -----------------

         (a) Savvis hereby grants to each Eligible Investor a right (the "PREEMPTIVE RIGHT") to purchase all or any part of its Pro Rata Share of any amount of New Capital Stock that Savvis may, from time to time, propose to sell and issue.

         (b) In the event that Savvis proposes to undertake an issuance of New Capital Stock, it shall give each Eligible Investor written notice (the "PREEMPTIVE RIGHT NOTICE") of its intention, describing the type of New Capital Stock, the price, and the material terms and conditions upon which Savvis proposes to issue the same to any Person. Such Eligible Investor shall have 20 business days after issuance of the Preemptive Right Notice to agree to purchase all or any portion of its Pro Rata Share of such amount of New Capital Stock at the price and upon the terms specified in the notice (which terms shall be no less favorable than those offered to any third party purchaser) by giving written notice to Savvis and stating therein the quantity of New Capital Stock to be purchased.

         (c) In the event that any shares of New Capital Stock subject to the Preemptive Right are not purchased by an Eligible Investor within the period specified above, Savvis shall have 90 days thereafter to sell (or enter into an agreement pursuant to which the sale of New Capital Stock that had been subject to the Preemptive Right shall be closed, if at all, within 45 days from the date of said agreement) the New Capital Stock with respect to which the rights of all of the Eligible Investors were not exercised at a price and upon terms and conditions, including manner of payment, no more favorable to the purchasers thereof than specified in the Preemptive Right Notice. In the event Savvis has not sold all offered New Capital Stock within such 90 day period (or sold and issued New Capital Stock in accordance with the foregoing within 45 days from the date of such agreement) Savvis shall not thereafter issue or sell any New Capital Stock, without first offering a portion of such New Capital Stock to the Eligible Investors in the manner provided above in this Section 7.

         (d) The provisions of this Section 7 shall continue in force and effect until the earlier to occur of (i) the date on which no shares of Preferred Stock are outstanding and (ii) the date on which there are no Eligible Investors.

         SECTION 8. Effectiveness. Notwithstanding anything herein to the contrary, the rights and obligations of the Investors set forth in this Agreement (other than Nortel Networks) shall not be effective until the Effective Date. To the extent the Effective Date shall not have occurred prior to March 31, 2002 or the Purchase Agreement shall have otherwise been terminated, this Agreement shall be automatically terminated and of no further force or effect with respect to all Investors other than Nortel Networks. This Agreement shall be effective between the Company and Nortel Networks on the date the Company issues a Warrant to Nortel Networks, which date shall then be considered the "Effective Date."

         SECTION 9. Duration of Agreement. Unless otherwise set forth in this Agreement, the provisions of this Agreement shall survive so long as any Investor owns Restricted Stock.

         SECTION 10. Joinder. The Investors and the Company agree that any Person who becomes a party to the Purchase Agreement in accordance with Section
8.11 thereof will automatically become a party to this Agreement and for all purposes be considered an "Other Investor" hereunder. In addition, upon the express written consent of WCAS and the Company, any other holder of Preferred Stock may become a party to this Agreement and be considered an "Other Investor" hereunder to the extent such other holder agrees in writing to become a party to this Agreement and to assume the rights and obligations of an Other Investor hereunder.

         SECTION 11. Representations and Warranties. Each party hereto, severally and not jointly, represents and warrants to the other parties hereto as follows:

         (i) such party has the corporate or partnership power and authority, as the case may be, to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such party of this Agreement have been duly authorized by all requisite corporate or partnership action, as the case may be, on the part of such party and will not (i) violate any provision of law, any order of any court or other agency of government, the charter and other organizational documents of such party, or any provision of any indenture, agreement or other instrument by which such party or any of such party's properties or assets is bound; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument; or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the properties or assets of such party; and

         (ii) this Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding agreement of such party, enforceable against such party in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general principles of equity.

         SECTION 12. Miscellaneous.
                     -------------

         (a) Additional Registration Rights. Without the prior written consent of WCAS, Reuters and each Other Investor (so long as such Person holds any Restricted Stock representing 5% of the outstanding Savvis Voting Stock), Savvis shall not grant any registration rights to any other person that are inconsistent or conflict with the registration rights granted hereunder, including, without limitation, rights to participate in a Demand Registration which could result in
                                       16
reduction (on a pro rata or other basis) in the number of shares of Common Stock held by WCAS or its Permitted Transferees, Reuters or any Other Investor, as applicable, to be included in any underwritten offering made in respect of such Demand Registration.

         (b) Headings. Headings of sections and paragraphs of this Agreement are inserted for convenience of reference only and shall not affect the interpretation or be deemed to constitute a part hereof.

         (c) Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement.

         (d) Benefits of Agreement. All covenants and agreements contained herein by or on behalf of any of the parties hereto shall bind and inure solely and exclusively to the benefit of the respective successors and permitted assigns of the parties hereto. Except as expressly permitted hereby, each party's rights and obligations under this Agreement shall not be subject to assignment or delegation by any party hereto, and any attempted assignment or delegation in violation hereof shall be null and void. Notwithstanding anything to the contrary contained in this Agreement, each Investor will be entitled to assign all or any portion of its rights and obligations under this Agreement to a transferee of Restricted Stock or Preferred Stock (to the extent permitted or not prohibited by Section 2) held by such Investor (each such transferee, a "PERMITTED TRANSFEREE") which Permitted Transferee shall be treated as a party to this Agreement with the same rights and obligations as such transferring Investor; provided, however, that (i) any such Permitted Transferee shall agree to be bound by this Agreement and (ii) the rights of Investors (other than Nortel Networks and GECC) under Section 3(a) will not be transferable to or exercisable by a Permitted Transferee unless such Permitted Transferee purchases and continues to hold Restricted Stock representing at least five (5%) (on a fully diluted basis) of the voting capital stock of Savvis.

         (e) Entire Agreement; Termination of Existing Agreements. This Agreement and the Purchase Agreement constitute the entire agreement of the parties with respect to the subject matter hereof. The parties hereto agree that from and after the date hereof, each of the Existing Rights Agreements and any other registration rights agreement to which any of the Investors and the Company are a party, shall be terminated and of no further force or effect, with neither Savvis nor any Investor retaining any rights or obligations pursuant to such agreements. The parties acknowledge that this Agreement shall not terminate or otherwise amend or change the side letter between Reuters and the Company, dated May 16, 2001, relating to Board of Director observer rights and other matters.

         (f) Modification. This Agreement may not be modified or amended except by a writing signed by Savvis, WCAS, Reuters and each Other Investor (so long as such Person holds Restricted Stock representing 5% of the outstanding Savvis Voting Stock); provided that this Agreement may not be so amended in any manner that disproportionately adversely affects the rights or obligations of any Investor unless the consent of such Investor is obtained in writing prior to the effectiveness of such amendment. Any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

         (g) Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by national overnight courier service, by first class certified mail, postage prepaid, or by facsimile (followed by delivery by overnight courier) addressed to such party at the address or facsimile number set forth on the signature pages hereto or, in any case, at such other address or facsimile number as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (1) in the case of personal or courier delivery, on the date of such delivery, (2) in the case of mailing, on the fifth business day following the date of such mailing and (3) in the case of facsimile, when received.

         (h) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         (i) Changes in Common Stock of Savvis. If, and as often as, there are any changes in the Common Stock of Savvis by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Restricted Stock as so changed.

         (j) Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

         (k) Binding Effect. Anything herein to the contrary notwithstanding, it is hereby expressly agreed and understood by each of the parties hereto that this Agreement shall be a binding obligation of the Company with regard to each Investor executing this Agreement, and a binding obligation of each Investor executing this Agreement with regard to the Company, in each case in accordance to with the terms hereof. The failure or refusal of any Investor to execute this Agreement shall in no way negate, relieve, invalidate or otherwise affect the rights and obligations of the Company and each Investor executing this Agreement as set forth herein.

         (l) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

                                    * * * * *

         IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Agreement as of the day and year first above written.

                                               SAVVIS:

                                               SAVVIS COMMUNICATIONS CORPORATION
                                               a Delaware Corporation

                                               By /s/ David J. Frear
                                                 -------------------------------
                                               Name:  David J. Frear
                                               Title: EVP and CFO

                                               Address:   12851 World Gate Drive
                                                          Herndon, VA 20170
                                               Attention: Nancy Lysinger
                                               Facsimile: (703) 234-8315

                                          WCAS INVESTORS:

                                          WELSH, CARSON, ANDERSON
                                           & STOWE VIII, L.P.
                                          By WCAS VIII Associates LLC,
                                              General Partner


                                          By /s/ Jonathan M. Rather
                                            ------------------------------------
                                          Name:  Jonathan M. Rather
                                          Title:  Managing Member

                                          Address:   320 Park Avenue, Suite 2500
                                                     New York, NY 10022
                                          Attention: Mr. John D. Clark
                                          Facsimile: (212) 893-9575


                                          WELSH, CARSON, ANDERSON &
                                           STOWE VII, L.P.
                                          By WCAS VII Partners L.P.,
                                               General Partner


                                          By /s/ Jonathan M. Rather
                                            ------------------------------------
                                            General Partner

                                          WELSH, CARSON, ANDERSON &
                                           STOWE VI, L.P.
                                          By WCAS VI Partners L.P.,
                                               General Partner


                                          By /s/ Jonathan M. Rather
                                            ------------------------------------
                                            Attorney-in-Fact

                                          Address:   320 Park Avenue, Suite 2500
                                                     New York, NY 10022
                                          Attention: Mr. Jonathan M. Rather
                                          Facsimile: (212) 893-9575

                                          WCAS MANAGEMENT CORPORATION


                                          By /s/ Jonathan M. Rather
                                            ------------------------------------
                                          Jonathan M. Rather
                                          Treasurer

                                          Address:   320 Park Avenue, Suite 2500
                                                     New York, NY 10022
                                          Attention: Mr. Jonathan M. Rather
                                          Facsimile: (212) 893-9575


                                          Patrick J. Welsh
                                          Russell Carson
                                          Bruce K. Anderson
                                          IRA FBO Bruce K. Anderson
                                          Thomas E. McInerney
                                          Andrew Paul
                                          Robert A. Minicucci
                                          Anthony J. De Nicola
                                          Paul B. Queally
                                          Lawrence B. Sorrel
                                          Estate of Rudolph Rupert
                                          D. Scott Mackesy
                                          Sanjay Swani
                                          IRA FBO James R. Mathews
                                          John D. Clark
                                          Sean Traynor
                                          John Almeida
                                          Eric J. Lee
                                          IRA FBO Jonathan M. Rather
                                          James Hoover
                                          Richard Stowe
                                          Laura Van Buren



                                          By /s/ Jonathan M. Rather
                                            ------------------------------------
                                          Jonathan M. Rather
                                          Individually and as Attorney-in-Fact

                                          Address:   320 Park Avenue, Suite 2500
                                                     New York, NY 10022
                                          Attention: Mr. Jonathan M. Rather
                                          Facsimile: (212) 893-9575

                                          DANIEL ANDERSON TRUST



                                          By /s/ Bruce Anderson
                                            ------------------------------------
                                          Name:  Bruce Anderson
                                          Title: Trustee

                                          Address:   c/o Welsh, Carson,
                                                     Anderson & Stowe
                                                     320 Park Avenue, Suite 2500
                                                     New York, NY 10022
                                          Attention: Mr. Jonathan M. Rather
                                          Facsimile: (212) 893-9575


                                          KRISTEN ANDERSON TRUST



                                          By /s/ Bruce Anderson
                                            ------------------------------------
                                          Name:  Bruce Anderson
                                          Title: Trustee

                                          Address:   c/o Welsh, Carson,
                                                     Anderson & Stowe
                                                     320 Park Avenue, Suite 2500
                                                     New York, NY 10022
                                          Attention: Mr. Jonathan M. Rather
                                          Facsimile: (212) 893-9575


                                          MARK ANDERSON TRUST




                                          By  /s/ Bruce Anderson
                                            ------------------------------------
                                          Name:  Bruce Anderson
                                          Title: Trustee

                                          Address:   c/o Welsh, Carson,
                                                     Anderson & Stowe
                                                     320 Park Avenue, Suite 2500
                                                     New York, NY 10022
                                          Attention: Mr. Jonathan M. Rather
                                          Facsimile: (212) 893-9575

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                                       23

                                          REUTERS:

                                          REUTERS HOLDINGS SWITZERLAND SA


                                          By /s/ Eric Lint
                                            ------------------------------------
                                          Name:  Eric Lint
                                          Title: Attorney-in-Fact

                                          Address:   The Reuters Building
                                                     3 Times Square, 20th Floor
                                                     New York, NY 10036
                                          Attention: Mr. David Distel
                                          Facsimile: (646) 223-4237

                                     OTHER INVESTORS:

                                     NORTEL NETWORKS INC.

                                     By /s/ Elias Makris
                                        ----------------------------------------
                                     Name:  Elias Makris
                                     Title: Director, Customer Finance

                                     Address:   GMS 991 15 A4D
                                                221 Lakeside Blvd.
                                                Richardson, TX  75082-4399
                                     Attention: Mr. Paul D. Day, Vice President,
                                                Customer Finance, North America
                                                Charles M. Helm, Esq.
                                     Facsimile: (972) 684-3679

                                     GENERAL ELECTRIC CAPITAL
                                       CORPORATION


                                     By /s/ Robert W. Wotten
                                        ----------------------------------------
                                     Name:  Robert W. Wotten
                                     Title: Vice President

                                     Address:   10 Riverview Drive
                                                Danbury, CT 06810
                                     Attention: Robert W. Wotten
                                     Facsimile: (203) 749-6287

                                             [INSERT SIGNATURE BLOCKS FOR ANY
                                             OTHER INVESTORS THAT HOLD PREFERRED
                                             STOCK AND BECOME A PARTY TO THIS
                                             AGREEMENT]

                                     ANNEX I




                                                            Number of       Number of        Number of
                                                            Preferred        Common           Covered
Name of Investor                                             Shares          Shares       Warrant Shares
----------------                                            ---------       ---------     --------------

Investors:

WCAS Investors

Welsh, Carson, Anderson & Stowe VIII, L.P.                  97,857         6,250,000

Welsh, Carson, Anderson & Stowe VII, L.P.                    5,952         3,475,566

Welsh, Carson, Anderson & Stowe VI, L.P.                     7,939         4,635,958

Russell Carson                                                 916            38,476

Bruce Anderson                                                 964            50,106

IRA-Bruce Anderson                                             122            29,244

Daniel Anderson Trust                                           10             2,434

Kristin Anderson Trust                                          10             2,434

Mark Anderson Trust                                             10             2,434

Andrew Paul                                                    668            22,447

Robert Minicucci                                               292            29,235

Anthony de Nicola                                              126             9,755

Paul Queally                                                    26             2,174

Lawrence Sorrel                                                 85

Estate of Rudolph Rupert                                         6             3,113

D. Scott Mackesy                                                 8

Sanjay Swani                                                     8

IRA FBO James R. Matthews                                        8

John Clark                                                       8

Sean Traynor                                                     8

John Almeida                                                     8

Eric Lee                                                         3

IRA FBO Jonathan M. Rather                                       8

WCAS Management Corporation                                  2,017

James Hoover (IRA)                                              54             1,787

Richard Stowe                                                   81            19,470




                                                            Number of       Number of        Number of
                                                            Preferred        Common           Covered
Name of Investor                                             Shares          Shares       Warrant Shares
----------------                                            ---------       ---------     --------------


Laura Van Buren                                                  6             1,335


Other Investors

Reuters Holdings Switzerland SA                             40,870

Nortel Networks Inc.                                                                         6,431,505

General Electric Capital Corporation                                                         9,647,258


         TOTAL ........................................    158,070        14,575,968        16,078,763


